EXHBIT 3(i).6




                   AMENDED AND RESTATED ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                        NATIONAL BUSINESS HOLDINGS, INC.
                              A Florida Corporation

     The undersigned, being the sole director, hereby adopts the following Amended and Restated Articles of Incorporation pursuant to the provisions of section 607.1007 of the Florida Business Corporation Act, and does hereby certify as follows:

FIRST: That the Sole Director of the Corporation by written consent duly adopted this resolution on January 10, 2005 proposed and declared advisable that the Corporation's Amended and Restated Articles of Incorporation dated May 4, 2004 be amended and restated in its entirety, as follows:

                          ARTICLE I.. NAME AND ADDRESS

     The name of the Corporation shall be Union Dental Holdings, Inc. (the "Corporation"). The principal place of business of this Corporation shall be 1700 University Drive, Suite 200, Coral Springs, Florida 33071.

                         ARTICLE II. NATURE OF BUSINESS

     This corporation may engage or transact in any and all lawful activities or business permitted under the laws of the United States, the State of Florida or any other state, country, territory or nation.

                           ARTICLE III. CAPITAL STOCK

     The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 300,000,000 shares of common stock having a par value of $.001 per share; and 25,000,000 shares of preferred stock having no par value, with the specific terms, conditions, limitations, and preferences to be determined by the Board of Directors without shareholder approval.

                               ARTICLE IV. ADDRESS

     The street address of the registered office of the corporation shall be 2424 N. Federal Highway, Suite 411, Boca Raton, FL 33431, and the name of the registered agent of the corporation at that address is Kenneth S. Pollock.

                          ARTICLE V. TERM OF EXISTENCE

     This corporation is to exist perpetually.



               ARTICLE VI. SPECIAL AUTHORITY OF BOARD OF DIRECTORS
                         AND WAIVER OF DISSENTERS RIGHTS

     The Board of Directors shall be and are hereby authorized to enter into on behalf of the corporation and to bind the corporation without shareholder approval, to any and all acts approving (a) a name change; (b) the terms and conditions of a merger and/or a share exchange; and (c) divisions, combinations and/or splits of shares of any class or series of stock of the corporation, whether issued or unissued, with or without any change in the number of authorized shares; and shareholders affected thereby, shall not be entitled to dissenters rights with respect thereto under any applicable statutory dissenters rights provisions.

                           ARTICLE VII. EFFECTIVE DATE

     The corporation commenced its existence on November 25, 1996.

                       ARTICLE VIII. CONFLICT OF INTEREST

     Any related party contract or transaction must be authorized, approved or ratified at a meeting of the Board of Directors by sufficient vote thereon by directors not interested therein or the transaction must be fair and reasonable to the Corporation.

                           ARTICLE IX. INDEMNIFICATION

     The Corporation shall indemnify its Officers, Directors, Employees and Agents in accordance with the following:

     (a) The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was otherwise serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct to be unlawful. The termination of any action, suit or proceeding, by judgment, order, settlement, conviction upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe the action was unlawful.

     (b) The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the Corporation, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to whether such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

     (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Sections (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under Section (a) or (b) of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the officer, director, employee or agent is proper under the circumstances, because he has met the applicable standard of conduct set forth in Section (a) or (b) of this Article. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the affirmative vote of the holders of a majority of the shares of stock entitled to vote and represented at a meeting called for that purpose.

     (e) Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, as authorized in Section (d) of this Article, upon receipt of an understanding by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

     (f) The Board of Directors may exercise the Corporation's power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article.


     (g) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Amended Articles of Incorporation, the Bylaws, agreements, vote of the shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

                            ARTICLE X. LAW APPLICABLE
                         TO CONTROL-SHARE VOTING RIGHTS.

     The  provisions   set  forth  in  Fl.  Stat.   607.0902  do  not  apply  to
control-share acquisitions of shares of the Corporation.

SECOND: The date of adoption of these Amended and Restated Articles of Incorporation was January 10, 2005.

THIRD: These Amended and Restated Articles of Incorporation were authorized by the Corporations' sole director pursuant to Article VI of the Amended and Restated Articles of Incorporation dated May 4, 2004.


     IN WITNESS WHEREOF, the undersigned, as the Corporation's sole director, hereby executes these Amended and Restated Articles of Incorporation this 10th day of January 2005.



                                    By:/s/Dr. George D. Green
                                       --------------------------------------
                                       Dr. George D. Green, Sole Director

                           CERTIFICATE OF DESIGNATION
                       REGISTERED AGENT/REGISTERED OFFICE



PURSUANT TO THE PROVISIONS OF SECTION 607.0501, FLORIDA STATUTES, THE UNDERSIGNED CORPORATION, ORGANIZED UNDER THE LAWS OF THE STATE OF FLORIDA, SUBMITS THE FOLLOWING STATEMENT IN DESIGNATING THE REGISTERED OFFICE/REGISTERED AGENT, IN THE STATE OF FLORIDA.


     CORPORATION: The name of the corporation is Union Dental Holdings, Inc.



                             REGISTERED AGENT/OFFICE

     The name and  address of the  registered  agent and  office is:

Kenneth S. Pollock 2424 N. Federal Highway Suite 411 Boca Raton, Florida 33431

     Having been named as registered agent and to accept service of process for the above stated corporation at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of the registered agent position.



/s/ Kenneth S. Pollock
-----------------------------
Kenneth S. Pollock
Registered Agent


Date: January 10, 2005.